UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 11, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, Cano Petroleum, Inc., a Delaware corporation (“Cano”), appointed John H. Homier as Chief Financial Officer and Secretary of Cano and entered into a Consulting Agreement dated effective July 11, 2011 with Mr. Homier (the “Consulting Agreement”), pursuant to which Mr. Homier will serve as Chief Financial Officer and Secretary of Cano and provide other consulting services to Cano in exchange for a fee of $30,000 per month, paid monthly in advance, and advance payment of estimated expenses that Mr. Homier will incur in performing such services for Cano.  The term of the Consulting Agreement ends on June 30, 2012 and will be automatically extended for successive one-year terms, unless terminated by (a) the death or disability of Mr. Homier or (b) by Cano or Mr. Homier for any reason upon written notice to the other party.

Mr. Homier, age 59, served as the President and Chief Executive Officer of NGP Capital Resources from July 2004 to February 2011.

The description of the Consulting Agreement contained herein is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Consulting Agreement dated effective July 11, 2011 by and between Cano Petroleum, Inc. and John H. Homier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: July 15, 2011
	By:	/s/ James R. Latimer, III
James R. Latimer, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement dated effective July 11, 2011 by and between Cano Petroleum, Inc. and John H. Homier